Exhibit 10.15

MERIDIAN BUSINESS CENTERS

OFFICE SERVICE AGREEMENT

This Office Service Agreement (this “Agreement”) is entered into this 20th day of July, 2010, by and between MERIDIAN BUSINESS CENTERS-DEVELOPMENT-COMPANY, LLC (hereinafter “Meridian”) and GEOTAG INC. (hereinafter “Client”). This Agreement is for an initial term of twelve (12) months, commencing on September 1, 2010 and ending on August 31, 2011.

1. Use of Office Space. During the term of this Agreement, Client may have the exclusive use of Office Number 42 located at 555 Republic Drive, 2nd Floor, Plano, TX 75074 (hereinafter “Business Center”).

2. “Contract Charges”. Client will pay to Meridian Three Hundred Ninety Five Dollars ($395.00) per month for Office Usage, Telecommunications, High Speed Internet, and Business Services Package including:

•	one (1) digital telephone handset(s), one (1) digital voice telephone line(s) with two (2) additional rollover lines, and one (1) 24-hour voicemail box(es).

•	High-Speed Internet for one (1) user(s)/computer(s).

•	a furniture package including one (1) desk, one (1) executive chair

•	use of address and mail receipt.

•	access to office, conference rooms, kitchen facilities, utilities including electricity and plumbing.

Note: Contract Charges may increase as Client requests additional technology, furniture, equipment or services.

Note: Meridian agrees to provide services at 555 Republic Drive, 2nd Floor, Plano, TX 75074, under this Service Agreement consisting of one (1) phone line by passing the switchboard and ringing directly to voicemail, and accepting and retaining mail for Client pickup and providing up to zero (0) hours per month of conference room scheduling on a first come, first serve basis and upon availability during normal business hours five (5) days per week (Monday through Friday, excluding Holidays, 8:30am – 5:00pm CST) at the rate of Ninety Five Dollars ($95.00) per month beginning July 26, 2010 until the commencement date of this Service Agreement.

3. “Services Retainer.” An amount equal to Three Hundred Ninety Five Dollars ($395.00) is payable by Client to Meridian at the time of execution of this Agreement by Client, as a Services Retainer for the performance by Client of Client’s covenants and obligations under this Agreement, it being expressly understood that such retainer shall not be considered an advance payment of the last or any month’s Contract Charges, or rental or a measure of Client’s damages in case of default by Client. The Services Retainer will not be kept in a separate account from other funds of Meridian. The Services Retainer may be applied to outstanding charges, or to repair damages to office at any time at Meridian’s sole discretion. Meridian has the right to require that Client replace the Services Retainer funds that Meridian applies to Client’s charges. If Client commits any Event of Default, then Meridian may retain the Services Retainer in partial satisfaction of its damages. If Client is not then in default hereunder, any remaining balance of such Services Retainer less One Hundred Ninety-Five Dollars ($195.00) per office for standard painting and carpet cleaning shall be returned by Meridian to Client within sixty (60) days after termination of this Agreement. Client acknowledges inspection of the office and that there are no holes, stains or other damage to the carpet, walls, windows, door(s), and ceiling if not specified in writing on the last page of this Agreement. If not specified in writing on the last page of this Agreement, the office is accepted by Client “AS IS, WHERE IS”, and Meridian makes no warranty of any kind, express or implied, with respect to the office, including, without limitation, any warranty as to habitability, fitness, or suitability of the office for a particular purpose.

4. Payment/Late Fees. The Contract Charges are payable monthly, in advance and are due on the 1st day of the month without notice or demand. If the Contract Charges are not paid by the 5th of the month, Client will pay a

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late charge which shall be an amount equal to ten percent (10%) of any amount owed to Meridian or Fifty Dollars ($50.00), whichever is greater. In addition, any such payment shall bear interest at a rate of eighteen percent (18%) per annum from the date such amount became due and payable to the date of payment thereof by Client. Accepting a late payment will not waive Meridian’s right to declare a default the next time that payment is late. If a check issued to Meridian by Client is returned for any reason at all, Client will pay an additional Fifty Dollars ($50.00) per returned check. If a check is returned, then, for the purposes of calculating late charges or Events of Default, it will be as if the payment represented by the check had never been made. Meridian reserves the right to request a cashier’s check at any time during the term of this Agreement.

5. Parking. Meridian will provide one (1) unreserved surface parking space per office at no charge. Should the building owner change or alter Meridian’s parking spaces, Meridian reserves the right to move Client’s parking spaces upon notice to client.

6. “Additional Services.” Additional Services are available (including, but not limited to photocopies, secretarial and administrative support, etc.) at the rates established by Meridian. Upon ordering Additional Services, Client will be agreeing to pay such rate as then may be the current rate for such Additional Service. The fees for such Additional Services are subject to change from time to time without prior notice. Client is liable for all fees for services requested or authorized by Client’s employees or other persons with apparent authority to act on Client’s behalf. If any default occurs under this Agreement, Meridian may cease to provide any or all Additional Services without resort to legal process. Charges to Client for Additional Services will be billed monthly and are payable on or before the 1st day of the month. The provisions of Paragraph 4 regarding late charges and interest shall apply to Additional Services.

7. Telecommunications and High Speed Internet Package. Meridian will make available to Client, packages of services which may consist of some combination of Internet access, telephone and fax numbers, line appearances, optional features such as call forwarding, conference calling, etc., voice mail, long distance, 800-service, calling cards and directory listing. In the event that any fraud is traceable to these services employed by Client, Client will reimburse Meridian for all charges associated with the fraud, toll or otherwise. This may include, but is not limited to, unauthorized use of calling cards, telephone and fax lines or Internet services. All changes and additions to telecommunications and Internet services must be arranged through Meridian. All advertising on the Internet, yellow pages, etc. is the sole responsibility of the Client. Client agrees to pay to Meridian all installation, disconnection and service charges associated with said telecommunications and Internet services at Meridian’s current rates. Client will only use telecommunications and optional high-speed Internet systems and services as provided by Meridian unless written permission to do otherwise shall first have been obtained from Meridian.

8. Risks of Internet Connection. Neither Meridian nor its affiliates warrants that the Internet connection will be uninterrupted or error free or that any information, software or other material accessible through the Internet is free of viruses, worms, “Trojan horses” or other harmful components. Meridian disclaims any liability therefore, and Client represents and warrants to Meridian that it will make no claim against Meridian as a result of any connection failure or interruption or any errors in transmission or non-transmission, deliveries, non-deliveries or wrong deliveries of any information, software or other material accessible through the Internet, including any damage caused by “hackers” or as a result of viruses, worms, “Trojan horses” or other harmful components that may be transmitted through a Internet connection. Client acknowledges that the Internet contains unedited material, some of which is sexually explicit or may be offensive to some people, and that Meridian has no control over and will not be liable or responsible for such materials in any way whatsoever.

9. Furniture, Office and Equipment Packages. The office, furniture and equipment supplied to Client for its exclusive use will be returned to Meridian at the expiration of this Agreement in the same condition as first delivered to Client, normal wear and tear excepted. If any repairs become necessary, Meridian will cause the repairs to be made and, if repairs are necessitated by Client’s misuse or abuse, the repair charges will be billed to Client’s account. Client is not authorized to order any repairs or to make any repairs itself. Client agrees to pay

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furniture delivery and installation charges at Meridian’s current rates. Client agrees to pay for keys and building access card or code programming at Meridian’s current rates. The fees for such services are subject to change from time to time without prior notice.

10. Use of Office. Client will use its space exclusively as an office. Client will not store or use anything which will create a fire or theft hazard, cause noise, create a smell or use abnormal amounts of electricity. Client will not interfere with the business of any other client of Meridian, act in an offensive manner toward Meridian or any of its clients, cause an increase of Meridian’s insurance premiums or cancellation of its insurance, or create a nuisance. For purposes of this provision, the term “nuisance” shall include, but not be limited to, excessive noise, abusive and/or foul language, the use of cell phones in the common area portions of the Business Center. Neither Meridian nor Client will publicly voice disparaging remarks about the other, to other clients. Other than a personal computer, desktop printer, facsimile machine or small desktop appliances, Client will not bring any office equipment onto the premises without express written permission from Meridian. Client will not bring a free-standing commercial copier or postage meter into the office without express written permission from Meridian. Client will not make any alterations to its office unless it obtains prior written approval from Meridian. Approval may be conditioned on: (i) agreement that improvements will remain the property of Meridian, even at the termination of this Agreement; (ii) Client making a deposit; (iii) agreement by Client that it will return the office to its original condition when it vacates; or (iv) some combination of (i) through (iii) above. To the extent the Building rules and regulations in effect from time to time are more restrictive than the Center’s Rules and Regulations, the Building rules and regulations will be deemed controlling. Client is additionally subject to the Rules & Regulations as set forth in Exhibit “A”. Client will promptly comply with these rules and regulations as may be promulgated and imposed from time to time by Meridian.

11. License Agreement. This Agreement is not a lease or a rental agreement. This Agreement does not create any interest in real property. It is a contractual arrangement that creates a license, revocable by Meridian. Meridian retains sole and exclusive legal possession and control of the entire Business Center and the office assigned to Client. Meridian is not the owner of the building in which the Business Center is located. This Agreement and the rights and duties of both Meridian and Client are subject and subordinate to the terms of Meridian’s lease with the Building owner. This Agreement terminates simultaneously with the termination of the Meridian Business Center operation for any reason. Upon the termination of this Agreement for any reason, whether at expiration of the term or otherwise, Client’s license to occupy the office is automatically revoked. Client shall not sublease, assign or encumber the office space used by it, or any of the services provided by Meridian for which Client pays Contract Charges. Meridian may relocate Client to another office of similar or larger size and with similar amenities, but Meridian will give Client thirty (30) days advance notice and will pay all the costs of the move. Meridian reserves the right to show the assigned office(s) to prospective clients and others, as necessary. Meridian will use reasonable efforts to minimize inconvenience to Client when doing so. Meridian shall retain the right to enter the office as necessary for cleaning, repairs and routine maintenance, provided that such entry does not disrupt Client’s ability to conduct business. Inasmuch as Meridian’s Lease with the Building owner includes an escalation clause for operating expenses, Client’s Contract Charges may be adjusted to reflect its prorata share of any operating expense increases incurred by Meridian. In the event of a termination of this Agreement, Meridian shall have the option to retain Client’s retainer, in Meridian’s sole discretion, to cover estimated accrued escalations due the Building owner.

12. Proselytizing Meridian’s Employees or Agents, Competing Services. Finding, hiring and training employees is both time-consuming and expensive. Therefore, Client hereby agrees, during the term of this Agreement, and any extension thereof, or within one year thereafter (“Prohibited Period”), neither Client, nor any affiliate of Client, will solicit and/or hire for employment any person who at any point during the Prohibited Period was employed by Meridian or any Meridian’s affiliated businesses. Additionally, Client hereby agrees not to contract directly with employees of Meridian for services provided by Meridian to Client under this Agreement. In the event Client breaches the provisions of this Paragraph 12, Client agrees to pay to Meridian, upon demand by Meridian, a liquidated damages fee equal to whichever is greater: Ten Thousand Dollars ($10,000) or six (6) months’ wages of the employee, to be calculated at the rate last paid that employee by

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Meridian or any of Meridian’s affiliated businesses. Furthermore, Client hereby agrees that Client will not offer to any party within the Business Center or the building, any service that Meridian offers to its clients, nor will Client resell any of the services provided by Meridian.

13. Waiver. If Meridian allows any default or variance or accepts partial payment or performance in this Agreement, that will not constitute a waiver of its rights for Client’s default. No matter how many times Meridian allows the default or variance, or a variety of defaults or variances by Client or others, it may still, without advance notice, require strict adherence to this Agreement or prohibit future variances. Nothing will change the terms of this Agreement, or extend it, or add to it, unless in writing and signed by Meridian and Client. If Meridian elects to terminate services to Client upon Client’s default, Meridian is not limiting in any manner any other right or remedy Meridian may have.

14. Insurance and Indemnity. Client acknowledges that due to the imperfect nature of verbal, written and electronic communications, neither Meridian, the Building owner nor their respective officers, directors, employees, agents or affiliates shall be responsible for damages, direct, indirect or consequential, resulting in whole or in part from the failure to furnish any service, including conveying telephone messages, faxes and other communications. Client’s sole remedy and Meridian’s sole obligation for any failure to render any service, any error or omission, delay or interruption of any service, is an adjustment to Client’s account for the charges for such service for the period during which the failure, error, delay or interruption continues. No adjustment will be made if the failure, error, delay or interruption of service occurs while Client is in default under this Agreement.

With the sole exception of the remedy set forth in the immediately preceding paragraph, Client expressly and specifically waives and agrees not to make any claim for damages, direct, indirect or consequential, including but not limited to damages for lost business or profits, arising out of any failure to furnish any service, any error or omission with respect to any service, or any delay, interruption or suspension of services for any reason. To the fullest extent permissible under applicable law, Meridian disclaims any and all warranties with respect to the services provided or to be provided to Client, with respect to the Business Center, the Building and any property or service related thereto, whether or not specifically mentioned herein, including any warranty of merchantability or fitness for a particular purpose.

Meridian will not be responsible for interruption of services when caused by a reason beyond its control. For any situation in which Meridian is responsible, the liability of Meridian will be limited to refund or abatement, as applicable, of the charges due from Client under this Agreement on a per-day basis for the number of days in which the services are substantially unavailable. For purposes of this Section, “Services” means any obligation of Meridian to Client.

Meridian is not liable for any damage to personal property owned or possessed by Client, its guests, customers, clients, invitees or visitors, or entrusted to Meridian for shipping, processing, delivery or other handling unless the damage is caused by Meridian’s own gross negligence or willful misconduct or that of its employees or agents. Clients are responsible for insuring personal property against all risks. In no instance shall Meridian be held responsible for theft of items from the office occupied by Client or for the actions of the janitorial services hired by the Building owner. When shipping or receiving items for Client, Meridian will not be responsible for special handling, packaging, insuring or safekeeping. Meridian is not responsible for lost, misplaced or stolen mail and/or packages. In no event will Meridian or its affiliates ever have responsibility for parked vehicles or the contents thereof.

Meridian is not liable for personal injury suffered by Client, its guests, customers, clients, invitees or visitors, unless the injury is caused by Meridian’s own gross negligence, or that of its’ employees or agents. Client agrees it will notify Meridian of any unsafe or hazardous condition.

If a claim is made against Meridian because of some action or inaction of Client or its guests, customers, clients, invitees or visitors, Client will indemnify Meridian and hold it harmless from those claims. This indemnity includes not only the amount of any such claim, but also all of Meridian’s costs in investigating and defending

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those claims including attorney’s fees and a charge at the rate of Seventy-Five Dollars ($75.00) per hour for any time spent by Meridian’s officers in dealing with those claims. Further, in the event that any of Meridian’s employees or agents travel off-premises at the request of Client and that travel results in damages or exposes Meridian to liability, then Client will indemnify Meridian and hold it harmless from any such claims or damages.

15. Termination of Agreement. If Client intends to terminate this Agreement effective as of the expiration of the initial term of this Agreement or any renewal or extension thereof, Client must provide written notice to Meridian at least sixty (60) days (ninety (90) days if three (3) or more offices) prior to the expiration of the initial term of this Agreement or any renewal or extension thereof. Meridian may terminate this Agreement at the expiration of the initial term or any renewal or extension thereof by giving Client sixty (60) days written notice of its intent to terminate this Agreement.

16. Renewal of Agreement. Upon the expiration of the initial term of this Agreement or any renewal or extension thereof, provided that neither Client nor Meridian has timely terminated this Agreement as specified in Paragraph 15 above, then at the expiration of such term, this Agreement and the license herein granted shall be automatically renewed and extended for the same period of time and upon the same terms and conditions as the initial term contained in this Agreement, except that monthly Contract Charges shall be based on the then prevailing rate of Meridian, as determined solely by Meridian. Meridian shall have the right to adjust monthly Contract Charges at the beginning or during any renewal or extension thereof.

17. Vacating. If Client vacates the office prior to the end of the term of this Agreement, it shall be an Event of Default, and if Client leaves behind any personal property, furniture, equipment, files, or anything else Meridian may, at its sole option and election, thereafter take possession of such property and remove and store such property at Client’s sole cost and expense or dispose of such property if within thirty (30) days after notice to Client, Client does not cure the Event of Default. If an Event of Default occurs in the payment of sums due to Meridian hereunder, or if Client abandons the office, Meridian may change the locks on the door to the office, and in such event, Meridian will not be liable for conversion or trespass. At the expiration of this Agreement, Client will promptly vacate the office, and leave it in the same condition as when first occupied by Client, normal wear and tear excepted, turn in keys and security cards and provide Meridian with a forwarding address and telephone number. If all keys are not returned, a One Hundred Dollar ($100.00) fee will be charged to re-key locks (per lock). Upon the termination of this Agreement, either at the expiration of its term, or early termination hereunder, (a) Client’s license to occupy the office is automatically revoked, and (b) Client shall no longer be entitled to use Meridian’s address and/or telephone lines referred to in Paragraphs 1, 2 & 7 above for any reason or in any manner whatsoever, including, but not limited to, advertising, marketing or business listing, either over the internet or otherwise, and the provisions of this sentence shall survive the expiration or termination of this Agreement. Before the expiration of this Agreement, it is Client’s responsibility to notify all parties with whom Client does business of its new address and phone number. Unless there is an agreement to the contrary signed by both parties, mail shall be returned to sender, packages refused and telephone service disconnected. Service may be continued without interruption under a separate “Virtual Office” Agreement. Please contact a Meridian representative for details.

18. Events of Default. The following are “Events of Default” without any notice or demand unless otherwise indicated: (a) Contract Charges not being paid within five (5) days after they are due; (b) Additional Service Charges not being paid within five (5) days after they are due; (c) default in any other terms of this Agreement, but only after Meridian gives Client written notice of the default and Client fails to cure the default within five (5) days after such notice. No written notice is required concerning a monetary default.

19. Consequences and Remedies of Default. The parties stipulate that for purposes of Meridian enforcement rights, this is a service agreement and not an agreement for rental of space. Upon an Event of Default, Meridian may choose any or all of the following remedies without any additional notice or demand whatsoever, unless otherwise indicated, and without limitation to Meridian in the exercise of any other remedy that may be provided by law or in equity: (i) Terminate this Agreement; (ii) Accelerate all Contract Charges due through the entire

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term of this Agreement and demand all sums due immediately; (iii) Take possession of all property in Client’s office or stored by Client and dispose of same if, within thirty (30) days after notice to Client, Client does not cure the Event of Default; (iv) Deny access to the office by Client and deny use of any of the services; and (v) if Client is delinquent in Contract Charges or Additional Service charges payable under this Agreement, or has vacated or abandoned the office, enter the office and change, alter, or modify the door locks on all entry doors of the office, and permanently or temporarily exclude Client, and its agents, employees, representatives and invitees, from the office until such time as all delinquent Contract Charges and Additional Service charges due under this Agreement have been paid in full. Meridian’s exclusion of Client from the office pursuant to the immediately preceding sentence shall not constitute a permanent exclusion of Client from the office or a termination of this Agreement unless Meridian so notifies Client in writing. Moreover, Meridian shall not be obligated to place a written notice on the front door thereof explaining Meridian’s action or state the name, address or telephone number of any individual or company from which a new key may be obtained. Upon the occurrence of an Event of Default, Client will be liable for the following charges: (a) damages as provided above; (b) attorney’s fees and expenses incurred by Meridian’s attorneys; (c) time spent by any of Meridian’s officers, at the rate of Seventy-Five Dollars ($75.00) per hour; (d) late charges and interest on unpaid sums at eighteen percent (18%) per annum in accordance with Paragraph 4; and (e) any other costs incurred by Meridian as a result of the default including reinstatement fees. Upon the occurrence of an Event of Default, Meridian may immediately cease providing Client with any or all services, including telecommunications services, without terminating this Agreement. Meridian through itself and its affiliated companies have resources to contract with a practically unlimited number of customers, such that no other customer will replace Client if Client defaults. Except as may otherwise be agreed to by Meridian and Client, the occupation by a new party of the office formerly occupied by Client will not in any way limit Client’s liabilities and responsibilities under this Agreement. Upon the occurrence of an Event of Default, if Meridian chooses to accelerate the Contract Charges and demand all sums due immediately, such accelerated amount will constitute liquidated damages recoverable by Meridian, the parties agreeing that Meridian’s actual damages in the event of the Client’s default being difficult to ascertain. No claim or allegation of Client shall be the basis of any set-off or credit against monies due by Client to Meridian.

20. Location and Governing Law. This Agreement is executed and performable in Plano, Collin County, Texas. This Agreement shall be construed in accordance with the laws of the State of Texas.

21. Other Provisions. Client has had an opportunity to read this Agreement and to ask questions. In no event will any rule of contract interpretation apply where ambiguities will be construed against Meridian. The titles of paragraphs in this Agreement are for reference only, are not part of this Agreement, and will not vary the terms of this Agreement. If Client is a corporation, partnership, limited liability company, or other entity, each individual executing this Agreement on behalf of said entity represents and warrants that he is duly authorized to execute and deliver this Agreement on behalf of said entity. This Agreement is the entire agreement between Client and Meridian and supersedes any and all prior agreements written or oral. This Agreement shall replace all prior negotiations, agreements or representations and may only be modified in writing signed by the party to be bound. If any portion of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited. The rights of the parties under this Agreement are cumulative, and shall not be construed as exclusive unless otherwise required by law. Meridian reserves the right to assign this Agreement and delegate its responsibilities hereunder. In the event that Meridian and Client enter into a definitive settlement agreement for an early termination of this Agreement, Client’s Services Retainer will be retained by Meridian. Meridian reserves the right to unilaterally terminate this Agreement should Client or an invitee, employee or guest of Client engage in abusive behavior (whether physical or mental) toward any employee of Meridian or any other clients of Meridian at this location or create a nuisance within the Business Center that is not cured within two (2) days following notice from Meridian. What constitutes abusive behavior and a nuisance is determined in the reasonable business judgment of Meridian

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22. Guarantor. Guarantor is liable on a continuing basis for all sums due under this Agreement, any Extensions, any Addenda executed contemporaneously with this Agreement and for any other sums due from Client to Meridian, no matter when or how incurred. Meridian does not have to attempt collection from Client before proceeding against Guarantor. Guarantor will not be released unless Meridian specifically releases Guarantor in a writing signed by Meridian. The Guarantor below signs individually, and no corporate officer designation or other part of Guarantor’s signature will change Guarantor’s individual liability.

23. Confidentiality. Meridian and Client both agree to keep this Agreement and all prior and future negotiations and their terms, covenants, obligations and conditions strictly confidential, and not to disclose such matters to any other client, prospective client, broker or other person whatsoever.

24. Client Contact. The person specified here: Darrin Rennick is the Client Contact. In the event of a corporate dissolution, partnership dissolution, or internal Client dispute, all mail, telephone messages, Client property, etc., will be delivered to the Client Contact only.

25. Meridian’s Agents. The only people who have authority to contractually bind Meridian are Philip O. Howard or Robert E. Mead. Until and unless written notice is received from Philip O. Howard or Robert E. Mead, no one else has any authority to contractually bind Meridian. This does not prohibit employees of Meridian from acting in an administrative capacity.

26. Notices. Written notice to the Client must be given at the address of the office used by Client. Notice to Meridian must be given at 6060 N. Central Expressway, 5th Floor, Dallas, TX 75206. Notice must be by personal delivery, certified mail, or overnight courier service.

ALL PARTIES HAVE READ THE ABOVE PAGES AND AGREE TO ALL TERMS AND PROVISIONS, INCLUDING THE ATTACHED “RULES & REGULATIONS”. THIS AGREEMENT MAY BE SIGNED AND TRANSMITTED BY FACSIMILE BY EITHER PARTY. CLIENT CERTIFIES TO MERIDIAN THAT IT HAS NOT ALTERED, AMENDED OR MODIFIED THIS AGREEMENT IN ANY MANNER OTHER THAN WITH SPECIFIC DISCLOSURE TO MERIDIAN. CLIENT UNDERSTANDS AND AGREES THAT THIS AGREEMENT IS NOT BINDING, LEGALLY OR OTHERWISE, ON MERIDIAN UNTIL IT HAS BEEN SIGNED BY AN AUTHORIZED AGENT OF MERIDIAN. CLIENT FURTHER UNDERSTANDS AND AGREES THAT THE OFFICE SPACE DESCRIBED IN SECTION 1 ABOVE WILL CONTINUE TO BE AVAILABLE TO OTHER PERSPECTIVE CLIENTS UNTIL SUCH TIME THAT THIS AGREEMENT BECOMES BINDING.

MERIDIAN BUSINESS CENTERS-DEVELOPMENT-COMPANY, LLC	GEOTAG INC.

/s/ Illegible	/s/ Antony Norris	20/7/10
By:	(Signature)	Date

A D NORRIS
Printed Name

Principal	/s/ Antony Norris
Title	As Guarantor individually (Signature)

SSN or TAX ID#

Address:

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Exhibit “A”

“Rules and Regulations”

The Rules and Regulations are intended for the safety, comfort and well-being of all clients of Meridian and the tenants of the Building in which Meridian is located.

1. Client recognizes that Meridian’s Business Center is a professional environment and will maintain its assigned office(s) and dress in a professional manner. Client will not obstruct any corridors, sidewalks or other Common Areas within the executive suites, building, or building premises, nor use the same for any purpose other than ingress and egress, or use the same as a waiting room or lounging place for Client or its employees or invitees. Nothing shall be placed or left in the common areas of Meridian’s Business Center. The common areas of the Building are under the control of the Building owner and shall be used by clients in strict accordance with the rules and requirements of the Building owner. Client shall not block, prop open, or obstruct any of the entries or passages of the building or place, empty or throw away trash or material of any nature in such areas, or permit such areas to be used at any time except for ingress or egress of Client.

2. Nothing shall be hung in any window or door in the Facility nor shall any sign, advertisement, notice or other lettering be affixed on any part of the Facility outside of a client’s office or inside any office in such a manner that the same is visible from the corridors of the Facility. Nothing shall be affixed to the walls of any office by drilling into the walls or by any other method, which damages the walls nor shall the ceiling tiles, light diffusers or air conditioning vents be removed or altered in any way.

3. Client shall not allow noise or odors to emanate from any office or other room of the Facility. Client’s office door must be closed when using speakerphone, paper shredder, or other loud equipment. Other than a personal computer, desktop printer or facsimile machine, Client will not bring any office equipment onto the premises without permission from Meridian. Meridian, in its sole discretion, reserves the right to limit Client’s use of the Internet Bandwidth, Conference Rooms and/or Meridian’s telephone answering services should Client’s use become excessive or unreasonable to the point of interfering with the rights of other Clients of Meridian or to the point of becoming a nuisance. In such instances, Client hereby agrees that it is not entitled to any lawful offset against the Contract Charges owed by Client to Meridian. Client shall have access to use Meridian’s Conference Rooms only based on availability.

4. No bicycles, vehicles or animals of any kind shall be brought into the Building or the Business Center except working dogs assisting disabled persons, nor shall any flammable, combustible, explosive, hazardous or toxic fluid, chemical or substance be brought into the Business Center.

5. No smoking, candles or flames of any kind are allowed in the Business Center.

6. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Client, nor shall any changes be made in existing locks or the mechanism thereof. Upon departure from the Business Center, all keys to offices, furniture and lavatories must be returned to Meridian and in the event of the loss of any keys, the Client is responsible for the cost of replacing or re-keying locks.

7. All deliveries must be coordinated through Meridian and will take place in such manner and during such hours as Meridian may require. Meridian reserves the right to inspect all deliveries brought into the Business Center and to exclude any deliveries, which violate these rules and regulations or those of the Building. Meridian is not liable for any damages or claims arising from deliveries accepted on behalf of Client. Meridian also reserves the right to exclude from the Business Center at all times any person who is not known or does not properly identify him or herself to Meridian staff. Meridian may require all persons entering or leaving the Business Center to register. Each client is responsible for all persons who enter the Building at the request or invitation of such client or to conduct business with the Client.

8. Each Client, before closing and leaving its office, shall turn off its office lights and, if Client is in the Business Center outside of the normal business hours of Meridian, shall also turn off the common area lights in the Business Center and ensure that the suite entry doors are locked. If Client uses any conference room or other common facility in the Business Center during or after business hours, Client shall restore the area to a clean and orderly condition. Conference and meeting rooms must be reserved and utilized by Client or Client’s employees. Meridian tracks conference and meeting room usage on a per Client basis. If Client fails to do so, Client will pay for clerical time necessary for Meridian staff to restore the areas to such condition.

9. Clients may not use any part of the Business Center for sleeping or for any illegal purpose.

10. Only Meridian, its staff and the vendors designated by Meridian may provide or perform services for clients of Meridian. No Client shall provide or offer to provide services to other clients of Meridian, nor solicit other clients for services. The employees of the Building management are not available to perform any services for clients and shall not be requested by any client to perform any services or do any work. Contact with Building management is exclusively through Meridian.

11. Clients may not use the name of the Business Center or the Building in any of Client’s advertising. During the term of the Agreement, Client may use the address of the Business Center as its business address. Upon termination of the Agreement, Client must notify all parties with whom Client does business of their change of address.

12. Client shall escort all guests through the suite. No guests are permitted to walk freely around the suite.

13. To maintain suite security, Client shall keep all security doors closed and locked at all times. Client shall not authorize access for other parties to enter the suite beyond Business Center operating hours. Client shall not use any equipment owned by Meridian unless authorized by Meridian staff. Client shall not install or repair equipment located in Meridian’s LAN room without written permission. An authorized representative of the Center must be present during such work.

14. Client will not move any heavy or bulky materials (i.e., furniture, safes) into or out of the building without Meridian’s prior written consent and then only during such hours and in such manner as Meridian shall approve.

15. Space heaters and similar heating devices are prohibited. Client shall not install any antenna or aerial wires, radio or television equipment, or any other type of equipment, inside or outside of the building, without Meridian’s prior written consent. Client shall not permit any equipment or device within the premises which will impair radio or television broadcasting or reception from or in the building.

16. Clients are required to provide and use a chair mat for all wheeled chairs. Soiled, stained, torn or worn carpet may result in a charge being deducted from the services deposit for carpet repair and/or replacement. Client will be responsible for any damages to premises, including carpeting and flooring, as a result of rust or corrosion of file cabinets, roller chairs, metal objects, or spills of any type liquid.

17. Meridian reserves the right to rescind, amend, alter or waive any of the Rules and Regulations at any time when, in our sole judgment, it is necessary, desirable or proper for the best interests of Meridian and its clients. No rescission, amendment, alteration or waiver of any rule or regulation in favor of one client will operate in favor of any other client and we will not be responsible to any client for the non-observance or violation by any other client of any of the Rules and Regulations.

Client Initials
Meridian Initials